Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

We consent only to the inclusion in Form 10-Q for the period ending July 31, 2013, the condensed financial statements of Toshoan Holdings, Inc. for the quarter ending July 31, 2013.

Clearwater, Florida

September 12, 2013